UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2023

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 754-3427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Michael Crawford’s Employment Agreement

On April 14, 2023, Michael Crawford, President and Chief Executive Officer of Hall of Fame Resort & Entertainment Company (the “Company”), voluntarily determined to reduce his base salary by $50,000 for each of fiscal years 2023-2026. Mr. Crawford decided to take the salary reduction as part of a focus on lowering Company costs. The salary reduction will not modify any Company employee benefits or other rights provided to Mr. Crawford under his employment agreement that are determined by reference to his base salary. Such provisions will continue to be applied based on the base salary rate in effect prior to the reduction. The voluntary salary reduction is set forth in an amendment to Mr. Crawford’s employment agreement, effective May 1, 2023 (the “Amendment”).

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Non-Renewal of Michael Levy Employment Agreement

On April 17, 2023, the Company and Michael Levy, President of Operations, mutually agreed that Mr. Levy’s employment agreement with HOF Village Newco, LLC (“HOFV Newco”), a subsidiary of the Company, dated June 22, 2020 and amended December 20, 2022, would not be renewed. Mr. Levy’s separation will be effective May 5, 2023 (the “Separation Date”). Michael Crawford, President and Chief Executive Officer of the Company, will assume Mr. Levy’s responsibilities on the Separation Date. In connection with Mr. Levy’s separation, HOFV Newco entered into a Severance Agreement with Mr. Levy, dated April 19, 2023 (the “Levy Severance Agreement”). Under the Levy Severance Agreement: (i) the Company will pay Mr. Levy an amount equal to his current annual base salary for twenty-six weeks following the Separation Date; (ii) the Company will pay Mr. Levy the value of any paid time off accrued and unused through the Separation Date; (iii) the Company will pay Mr. Levy the second and final installment of his bonus award for 2022 in the amount of $32,500, in conformity with the Company’s normal payout procedures; and (iv) the Company will accelerate vesting to the Separation Date of 9,346 unvested restricted stock units (“Levy RSUs”) granted to Mr. Levy under the Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan. The Levy Severance Agreement additionally includes a customary general release of claims by Mr. Levy in favor of the Company and certain related persons and parties.

The foregoing description of the Levy Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Levy Severance Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01	Other Events.

On April 20, 2023, the Company posted on its website a letter to shareholders from Michael Crawford, President and Chief Executive Officer, providing an update on recent developments. A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Amendment to Amended and Restated Employment Agreement, effective May 1, 2023, between Hall of Fame Resort & Entertainment Company, HOF Village Newco, LLC and Michael Crawford
10.2	Severance Agreement, dated April 19, 2023, by and between HOF Village Newco, LLC and Michael Levy
99.1	Letter to Shareholders dated April 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: April 20, 2023

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